Exhibit 99.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of HCC Industries Inc. (the “Company”) on Form 10-K for the year ending March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard L. Ferraid, as Chief Executive Officer of the Company, and Christopher H. Bateman, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

                (1)           The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

                (2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard L. Ferraid
Richard L. Ferraid
Chief Executive Officer
June 23, 2003

/s/ Christopher H. Bateman

Christopher H. Bateman

Chief Financial Officer
June 23, 2003

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided by HCC Industries Inc. and will be retained by HCC Industries Inc. and furnished to the Securities and Exchange Commission or its staff upon request.